Exhibit 5.1

December 10, 2025

Prelude Therapeutics Incorporated
175 Innovation Boulevard
Wilmington, Delaware 19805

Re:	Prelude Therapeutics Incorporated – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Prelude Therapeutics Incorporated, a Delaware corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to the possible offer and resale from time to time by Incyte Corporation (“Incyte”) of up to an aggregate of 6,250,000 shares of the Company’s voting common stock, $0.0001 par value per share (the “Voting Common Stock”), that are issuable upon the conversion of non-voting common stock as set forth in the prospectus contained in the Registration Statement (the “Prospectus”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), and the Amended and Restated Bylaws (the “Bylaws”) of the Company, certain resolutions of the Company’s board of directors relating to the Registration Statement, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

In rendering the opinion contained herein, we have assumed the genuineness of all signatures on all documents examined by us, the legal capacity of all natural persons signing such documents, the due authority of all parties, other than the Company, signing such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies. We have also assumed that (i) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time that any of the Voting Common Stock are offered and sold as contemplated by the Registration Statement and (ii) all of the Voting Common Stock will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement.

Based on the foregoing, we are of the opinion that the Voting Common Stock have been validly issued and are fully paid and nonassessable.

Our opinion expressed above is subject to the following limitations, exceptions, qualifications and assumptions. The foregoing opinions are limited to the Delaware General Corporation Law, and we express no opinion with respect to the laws of any other state or jurisdiction. Although the Voting Common Stock may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

December 10, 2025

The enforcement of any obligations of the Company may be limited by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies, including, without limitation, fraudulent conveyance and fraudulent transfer laws. Our opinions are subject to the effects of general principles of equity (whether considered in a proceeding at law or in equity), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality and reasonableness, and the implied duty of good faith and fair dealing.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the references to us in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP